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Exhibit 10.45

THIRD MODIFICATION TO CREDIT AGREEMENT

This Third Modification to Credit Agreement (this "Modification") is entered into by and between TIER TECHNOLOGIES, INC. ("Borrower") and COMERICA BANK-CALIFORNIA, as successor by merger to Imperial Bank ("Bank") as of this 28th day of November, 2001, at San Jose, California.

RECITALS

        This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

        Bank and Borrower previously entered into a Credit Agreement dated August 25, 2000, which was subsequently amended pursuant to those certain modification agreements dated June 18, 2001 and September 19, 2001. The Credit Agreement and each modification shall collectively be referred to herein as the "Agreement."

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

        1.    Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

        2.    Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

                A.    Each reference contained in the Agreement, and in each document, instrument or agreement entered into by Borrower with or in favor of Bank in connection with the Agreement, to "Imperial Bank" hereby is deleted and replaced in its entirety with "Comerica Bank-California," respectively.

                B.    The defined term "Prime Rate" and the related definition contained in the Agreement hereby is deleted in its entirety and replaced with the defined term "Base Rate," which shall mean the variable rate of interest announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Accordingly, each reference to the term 'Prime Rate' contained elsewhere in the Agreement hereby is deleted and replaced in its entirety with the term "Base Rate."

                C.    Subsection 1.01A(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

  "(b)    Letter of Credit Usage and Sublimit. Subject to availability under the Revolving Line of Credit, at any time and from time to time from the date hereof through the banking day immediately prior to the Revolving Line of Credit Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which requests shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed Fifteen Million Dollars ($15,000,000) (the "Letter of Credit Sublimit") and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Line of Credit. Unless agreed to in writing by Bank, no Letter of Credit shall have an expiration date that is later than the Revolving Line of Credit Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement and other agreements required by Bank. Borrower will pay all usual issuance and other fees that Bank notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower"

        3.    Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

        4.    Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

        IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

TIER TECHNOLOGIES, INC.		COMERICA BANK-CALIFORNIA

By:	/s/ Laura B. DePole	By:	/s/ Michael Hazlewood
Michael Hazlewood
Title:	CFO		Senior Vice President

By:
Title:

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THIRD MODIFICATION TO CREDIT AGREEMENT
RECITALS
AGREEMENT